SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   July 28, 2010

PROTECTUS MEDICAL DEVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-53100	98-0541881
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

110 First Avenue NE, Suite #1006
 Minneapolis, MN  55413
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

612-379-3975
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Gregg E. Jaclin, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 28, 2010, Bartolomei Pucciarelli, LLC (“Bartolomei”) resigned as our independent registered public accounting firm. We engaged CCR, LLP (“CCR”) to serve as our new independent registered public accounting firm on July 28, 2010. Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, we report as follows:

(a)	(i)	Bartolomei resigned as our independent registered public accounting firm effective on July 28, 2010.

	(ii)	For the two most recent fiscal years ended December 31, 2009 and 2008, Bartolomei’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a “going concern” uncertainty.

	(iii)	The engagement of CCR was approved by our board of directors.

	(iv)	We and Bartolomei did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal years ended December 31, 2009 and 2008, and subsequent interim period through the date of its resignation, which disagreements, if not resolved to the satisfaction of Bartolomei, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

	(v)	During our fiscal years ended December 31, 2009 and 2008, and subsequent interim period through the date of dismissal, we did not experience any reportable events, except that in its letter to us on May 31, 2010 regarding our internal control, Bartolomei identified the following material weaknesses and significant deficiencies in our internal control, which constitutes a reportable event set forth in Item 304(a)(1)(v) of Regulation S-K:

Material Weaknesses:

1. We do not have written documentation of internal control policies and procedure.
2. We lack a formal process and timeline for closing the books at the end of each reporting period.
3. We do not have sufficient segregation of duties within accounting functions, which is a basic internal control.
4. We do not have review and supervision procedures for financial reporting functions.

Significant Deficiencies:

1. We have an inadequate design of controls over recording accruals, proper identification and recording of compensation items and the resultant payroll tax liabilities.

A material weakness is a deficiency, or a combination of control deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness; yet important enough to merit attention by those responsible for oversight of the company’s financial reporting.

We intend to take appropriate and reasonable steps to make the necessary improvements to remediate these deficiencies, including:

● We will continue to educate our management personnel to comply with the disclosure requirements of Securities Exchange Act of 1934, as amended, and Regulation S-K; and
● We will increase management oversight of accounting and reporting functions in the future.
● We will document a formal code of ethics.
●
We will revise processes to provide for a greater role of independent board members in the oversight and review until such time that we are adequately capitalized to permit hiring additional personnel to address segregation of duties issues, ineffective controls over the revenue cycle and insufficient supervision and review by our corporate management.

● We will continue to update the documentation of our internal control processes, including formal risk assessment of our financial reporting processes.

Our board of directors discussed the reportable event with Bartolomei and we authorized Bartolomei to report fully to inquires of its successor accountant concerning the reportable event pursuant to Item 304(a)(1)(v) of Regulation S-K.

(b)	(i)	On July 28, 2010, we engaged CCR to serve as our independent registered public accounting firm.

Prior to engaging CCR, we had not consulted CCR regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with CCR regarding any disagreements with our prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

	(ii)	We did not have any disagreements with CCR and therefore did not discuss any past disagreements with CCR.

(c)		We requested Bartolomei to provide a letter addressed to the SEC stating whether it agrees with the statements made by us regarding Bartolomei.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
16.1	Letter from Bartolomei Pucciarelli LLC, dated August 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTUS MEDICAL DEVICES, INC.

Date: August 2, 2010	By: /s/ John S. Salstrom
John S. Salstrom, Ph.D. Chief Executive Officer

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